EXHIBIT 1.1

AMENDED AND RESTATED

CONTROLLED EQUITY OFFERINGSM

SALES AGREEMENT

January 19, 2005

CANTOR FITZGERALD & CO.

135 East 57 Street

New York, NY 10022

Dear Sirs/Ladies:

Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), confirms its agreement (“Agreement”) with Cantor Fitzgerald & Co. (“CF&Co”), as follows:

1. Issuance and Sale of Placement Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it will issue and sell through CF&Co, acting as agent and/or principal, (a) up to 5,700,000 shares (the “Common Placement Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) and (b) up to 2,000,000 shares (the “Preferred Placement Shares”; and together with the Common Placement Shares, the “Placement Shares”) of the Company’s 8.625% Series A Cumulative Preferred Stock (Liquidation Preference $25.00 per Share) (“Preferred Stock”; and together with the Common Stock, the “Stock”); provided, however, that with respect to “At-The-Market” sales (as defined in Section 3 hereof) of Common Placement Shares, the aggregate sales price shall not exceed $50 million, which represents less than ten percent (10%) of the aggregate market value of the outstanding Common Stock held by non-affiliates of the Company in accordance with Rule 415 of the Act (as defined in Section 3 hereof). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and CF&Co shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through CF&Co will be effected pursuant to a registration statement on Form S-3 filed by the Company and declared effective by the Securities and Exchange Commission (the “SEC”).

2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify CF&Co of the proposed terms of such Placement. If CF&Co wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, CF&Co will, prior to 4:30 p.m. (eastern time) on the Business Day following the Business Day on which such notice is delivered to CF&Co, issue to the Company a written notice setting forth the terms that CF&Co is willing to accept, including without limitation, the number of Placement Shares to be issued, and sold, the manner(s) in which sales are to be made, the date or dates on which such sales are anticipated to be made, any minimum price below which sales may not be made, and the capacity in which CF&Co may act in selling Placement Shares hereunder (as principal, agent or both) (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The amount of compensation to be paid by the Company to CF&Co shall be (a) three percent (3%) of gross proceeds from the sale of the Common Placement Shares and (b) two percent (2%) of gross proceeds from the sale of Preferred Placement Shares when the price per share sold is less than $25.25 and three percent (3%) of gross proceeds when the price per share is equal to or greater than $25.25 (collectively, (a) and (b) are referred to herein as the “Commission”). The terms set forth in a Placement Notice will not be binding on the Company or CF&Co unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an “Acceptance”); provided, however, that neither the Company nor CF&Co will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co an Acceptance with respect thereto prior to 4:30 p.m. (eastern time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Company. It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until CF&Co delivers a Placement Notice to the Company and the Company accepts the Placement Notice by delivery of an Acceptance to CF&Co, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by CF&Co. Subject to the terms and conditions of this Agreement, upon the delivery of an Acceptance to CF&Co, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the New York Stock Exchange (“NYSE”) rules to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the prices at which the Placement Shares were sold, the gross proceeds from such sales, the compensation payable by the Company to CF&Co with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by CF&Co (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. CF&Co may sell any Placement Shares in privately negotiated transactions and/or any other method permitted by law, including sales to be made directly on the NYSE, the existing trading market for the Stock, or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “At The Market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Act”). The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices in accordance with applicable state and federal laws, rules and regulations and the NYSE rules to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

4. Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against CF&Co unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time upon written notice to the Company.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold (“Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) CF&Co’s Commission with respect to such sales, (ii) amounts due and payable for the reasonable fees and expenses of CF&Co’s legal counsel pursuant to Section 7(h) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co’s or its designee’s account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, CF&Co will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereof, it will hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company; provided, that under no circumstances will CF&Co be entitled to any Commission in connection with such default.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, CF&Co that:

(a) The Common Stock is currently listed and quoted on the NYSE under the trading symbol “ANH”. The Preferred Stock is currently listed and quoted on the NYSE under the trading symbol “ANHPrA”. The Company meets the requirements of Form S-3 under the Act and the rules and regulations thereunder (“Rules and Regulations”) including but not limited to the transaction requirements for a primary offering. A registration statement on Form S-3 with respect to the Placement Shares (as amended or supplemented, the “Registration Statement”), which Registration Statement shall name CF&Co as underwriter with respect to At The Market transactions, including the form of prospectus contained therein (as amended or supplemented, the “Prospectus”), will be prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and will be filed with the SEC, and the Company will use its best efforts to cause it to become effective as soon as reasonably practicable. Any amendment or supplement to the Registration Statement or Prospectus required by this Agreement will be so prepared and filed by the Company, and the Company will use its best efforts to cause such amendment or supplement to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the SEC. Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the SEC deemed to be incorporated by reference therein. The Prospectus delivered to CF&Co for use in connection with this Agreement will be identical to the version of the Prospectus created to be transmitted to the SEC for filing via EDGAR, except to the extent permitted by Regulation S-T.

(b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, on the date of filing thereof with the Commission and at each Settlement Date, conformed or will conform with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and the Prospectus, on the date of filing thereof with the SEC and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 6(b) shall not apply to statements or omissions in any such document made in reliance on information furnished to the Company by CF&Co in writing for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

(c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto (the “Disclosure Documents”), when they became effective under the Act or were filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstance in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstance in which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 6(c) will not apply to statements or omissions in any such document made in reliance on information furnished to the Company by CF&Co in writing specifically stating that is intended for use in any such document.

(d) The financial statements and financial schedules of the Company together with the related notes set forth or incorporated by reference in the Registration Statement and Prospectus, have been and will be prepared in accordance with Regulation S-X under the Act and with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present and will fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified or licensed as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, to be so qualified and be in good standing would not have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(f) (1) The Company has no “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) other than Belvedere Trust Mortgage Corporation (“BTMC”), BT Management Company, L.L.C. (“BT LLC”), BT Management Holding Corporation (“BTMHC”), Belvedere Trust Finance Corporation (“BTFC”), BT Residential Funding Corporation (“BT RFC”), and Belvedere Trust Secured Assets Corporation (“BTSAC”) (each a “Subsidiary” and, collectively, the “Subsidiaries”). Each Subsidiary has been duly formed and is validly existing in good standing under the laws of the state of jurisdiction, is duly qualified to do business and is in good standing in each jurisdiction, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus. Except as would not have a Material Adverse Effect, each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives applicable to it.

(2) Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. All of the outstanding equity of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claims. The Company directly owns 100% of each subsidiary, except BTLLC, which is owned as set forth in the Prospectus. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(g) The Company has good title to all personal property owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or the Disclosure Documents, or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

(h) The Company will have, as of the date of the Prospectus, an authorized capitalization as set forth in the Prospectus; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(i) The Placement Shares, when issued and sold pursuant to a Placement Notice issued in accordance with the terms of this Agreement, will be duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, except for liens or encumbrances created under state or federal securities laws or by the purchaser thereof, and the issuance and sale of the Placement Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company is a party. Other than the registration rights granted to FBR Asset Investment Corporation pursuant to the Purchase Agreement dated December 20, 2001, the registration rights granted to Lloyd McAdams, Heather U. Baines and Joseph E. McAdams pursuant to each of their respective Addendum to Employment Agreement (all of which are dated April 18, 2002), and the registration rights granted to Lloyd McAdams and Heather U. Baines as Trustees of the Heather U. Baines and Lloyd McAdams Living Trust dated August 10, 2001 pursuant to the Registration Rights Agreement dated June 13, 2002, there are no persons with registration or other similar rights to have any equity securities, including personal securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the

Registration Statement, Prospectus or Disclosure Documents, there has not been (i) any material adverse change in the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company, contemplated or entered into by the Company which is outside the ordinary course of the Company’s business or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, which is material to the Company and which is outside the ordinary course of the Company’s business.

(k) There are no actions, suits, proceedings, or, to the knowledge of the Company, inquiries or investigations, pending or, to the knowledge of the Company, threatened against the Company or to which the properties, assets or rights of the Company are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a Material Adverse Effect.

(l) All legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required, and such descriptions present fairly the information required to be shown.

(m) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(n) The Company is not in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its articles of incorporation or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties is bound, except for such breaches or defaults which would not have a Material Adverse Effect.

(o) The execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby will not: (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the articles of incorporation or by-laws of the Company, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company, except in the case of clause (i)(B) and this clause (ii) for such breaches, defaults, liens, charges, claims or encumbrances which would not have a Material Adverse Effect.

(p) The Company is in compliance in all material respects with all governmental rules and regulations necessary to conduct the business now operated by it and has not received any notice of changes in existing governmental rules or regulations that, if modified adversely to the Company, would have a Material Adverse Effect.

(q) The Company possesses all certificates, authorizations or permits required to be issued by appropriate governmental agencies or bodies and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined or modified adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect.

(r) No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s consummation of the transactions contemplated by this Agreement, and its sale and delivery of the Placement Shares, other than (i) such as have been obtained, or will have been obtained at the applicable Settlement Date, as the case may be, under the Act, (ii) such approvals as have been obtained, or will have been obtained at the applicable Settlement Date, as the case may be, in connection with the approval of the listing of the Placement Shares on the NYSE, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Placement Shares are being offered by CF&Co and (iv) such approvals as may be required by the rules of the National Association of Securities Dealers, Inc.

(s) On the date hereof, and after the date hereof other than as set forth in the Prospectus, to the best of the Company’s knowledge, the Company carries, or is covered by, insurance in such amounts and covering such risks as is prudent, reasonable and customary for companies engaged in similar businesses in similar industries, and such insurance is in full force and effect.

(t) The Company has not, to its knowledge, violated, or received written notice of any violation with respect to, any applicable environmental law applicable to the business of the Company, the violation of which would have a Material Adverse Effect.

(u) Each of PricewaterhouseCoopers LLP, and BDO Seidman whose reports on the audited financial statements of the Company are filed with the SEC as part of the Registration Statement and Prospectus, is and was, to the Company’s knowledge, during the periods covered by its reports, independent public accountants as required by the Act and the Rules and Regulations.

(v) The Company owns, possesses or can acquire on reasonable terms adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company to conduct its business as described in the Prospectus, and the Company has not received written notice of infringement of or conflict with asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, properties, assets, results of operations or condition (financial or otherwise) of the Company.

(w) The Placement Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(x) Except for the stockholder demand provisions of Section 857(f)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company, since its date of inception, has been, and upon the sale of the Placement Shares will continue to be, organized and operated in material conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code, for all taxable years commencing with its taxable year ended December 31, 1998. The proposed method of operation of the Company as described in the Prospectus would reasonably be expected to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code presently in effect, and, to the Company’s knowledge, no actions have been taken (or not taken which are required to be taken) by the Company which would reasonably be expected to cause such qualification to be lost.

(y) The Company is not, and, after giving effect to the offering and sale of the Placement Shares, will not be an “investment company”, or an entity “controlled” by an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(z) Neither the Company nor any of its affiliates, except for affiliates of the Company who are associated or affiliated with Syndicated Capital, Inc., (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD.

(aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid or will pay on a timely basis all taxes shown as due thereon; and no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against it, which if determined adversely to it could materially adversely affect its business, properties, assets, results of operations or condition (financial).

(cc) Neither the Company nor any executive officer or director purporting to act on behalf of the Company, has at any time; (i) made any unlawful contributions to any candidate for political office, or failed to disclose fully any such contributions, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law.

(dd) Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them.

(ee) On each Settlement Date and each Filing Date (as defined in Section 7(m) below), the Company shall be deemed to have confirmed (i) the accuracy and completeness, as of such date, of each representation and warranty made by it in this Agreement, as if each such representation and warranty were made on and as of such date, and (ii) that the Company has complied with all of the agreements to be performed by it hereunder at or prior to such date.

(ff) The execution and filing of Articles Supplementary relating to the Preferred Placement Shares have been duly authorized by the Company and the Articles Supplementary have been executed in accordance with the General Corporation Law of the State of Maryland and have been filed with the Maryland State Department of Assessments and Taxation.

(gg) There has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any effective applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(hh) The company has established, maintained, and evaluated “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s Chief Executive Office and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are believed to be effective to perform the functions for which they were established. The Company’s auditors have been advised of (i) any significant deficiencies and material weaknesses known to management in the design or operation of internal controls over financial reporting that are reasonable likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, known to management that involves management or other employees who have a role in the Company’s internal controls over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

7. Covenants of the Company. The Company covenants and agrees with CF&Co that:

(a) After the date of this Agreement, with regard to the filing of the Registration Statement with the SEC, and until such Registration Statement is declared effective, and during the period in which a prospectus relating to the Placement Shares is required to be delivered by

CF&Co under the Act, the Company will notify CF&Co promptly of the time when any subsequent amendment to the Registration Statement has been filed with the SEC and has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement or Prospectus or for additional information; the Company will prepare and file with the Commission, promptly after CF&Co’s written request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co’s opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by CF&Co (provided, however, that the failure of CF&Co to make such request shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement); the Company will not file any amendment or supplement to the Registration Statement or Prospectus naming CF&Co or which specifically discusses the sale of Placement Shares contemplated hereby, unless a copy thereof has been submitted to CF&Co a reasonable period before the time of the filing and CF&Co has not reasonably objected in writing thereto (provided, however, (i) that the failure of CF&Co to make such objection shall not relieve the Company of any obligation or liability hereunder or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement, and (ii) that the Company has no obligation to provide CF&Co any advance copy of such filing and or to provide CF&Co an opportunity to object to such filing if such filing does not name CF&Co or specifically discusses of Placement Shares contemplated hereby); the Company will furnish to CF&Co on or prior to the day of filing thereof a copy of any amendment or supplement to the Registration Statement or Prospectus or any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the SEC as may be required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the SEC as required pursuant to the Exchange Act, within the time period prescribed.

(b) The Company will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Within the time during which a prospectus relating to either the Common Placement Shares or the Preferred Placement Shares is required to be delivered by CF&Co under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify

CF&Co to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus, or file a Disclosure Document, (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) The Company will use its best efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as CF&Co designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(e) The Company will furnish (i) to CF&Co and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the SEC during the period in which a prospectus relating to any type of the Placement Shares is required to be delivered under the Act (including all documents filed with the SEC during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request; (ii) to the NYSE copies of the Prospectus; (iii) upon request, copies of the Disclosure Documents to the NYSE; and (iv) upon request, copies of the Prospectus and the Disclosure Documents to each other exchange or market on which sales of Placement Shares may be made.

(f) The Company will furnish to CF&Co for a period of five years from the date of this Agreement such information as reasonably requested by CF&Co regarding the Company; provided, however, any information that is deemed by the Company to be confidential will be subject to the execution and delivery of non-disclosure agreements in favor of the Company and will be disclosed only to the extent permitted by applicable law.

(g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees, (v) the printing and delivery to CF&Co of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the NYSE, or (vii) filing fees and expenses, if any, of the SEC and the National Association of Securities Dealers, Inc.

(i) The Company will use the Net Proceeds as described in the Prospectus and, in any case, for general corporate purposes only, in the ordinary course of its business and consistent with past practice and, without limiting the generality of the foregoing, shall not use such proceeds to make a loan to any employee, officer, director or stockholder of the Company (other than loans made to new employees as a condition of employment), to repay any loan or other obligation of the Company to any such person or to repurchase or pay a dividend on shares of Stock or other securities of the Company (in any such case, regardless of whether such loan or payment was authorized by the Company’s Board of Directors prior to the date hereof).

(j) Without the written consent of CF&Co, which consent shall not be unreasonably withheld, the Company will not, directly or indirectly, offer to sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Stock (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Stock, warrants or any rights to purchase or acquire, Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Acceptance of a Placement Notice is delivered to CF&Co hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) Stock, options to purchase shares of Stock or Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan and stock purchase plan (but not Large Cash Purchases pursuant to the Company’s 2003 Dividend Reinvestment and Stock Purchase Plan (as defined in such plan)) of the Company now in effect, and (ii) Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in writing to CF&Co.

(k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise CF&Co immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to CF&Co pursuant to this Agreement.

(l) The Company will cooperate with any due diligence review conducted by CF&Co or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as CF&Co may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours. Any information that is deemed by the Company to be confidential will be subject to the execution and delivery of non-disclosure agreements in favor of the Company and will be disclosed only to the extent permitted by applicable law.

(m) The Company agrees that on or prior to the (A) first Business Day after the end of each calendar week during which sales of Placement Shares were made by CF&Co in other than At The Market transactions, or (B) tenth Business Day after the end of each calendar quarter during which sales of Placement Shares were made by CF&Co solely in At The Market transactions (each such week or quarter, a “Reporting Period”) or (C) on such earlier date as the Rules and Regulations shall require, the Company will (i) file a prospectus supplement with the SEC under the applicable paragraph of Rule 424(b) under the Act (each and every filing under

Rule 424(b) a “Filing Date”), which prospectus supplement will set forth, with respect to sales made since the end of the immediately preceding Reporting Period, the amount of Placement Shares sold through CF&Co, the Net Proceeds to the Company and the compensation payable by the Company to CF&Co and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(n) [Intentionally omitted]

(o) On the date that the Registration Statement is declared effective, and each time that (i) the Registration Statement is amended or the Prospectus is supplemented (other than (i) a supplement filed pursuant Rule 424(b) under the Act that contains solely the information provided to the Company by CF&Co pursuant to Section 3 and/or Section 7(m) above or (ii) any amendment to the Registration Statement or supplement to the Prospectus directly relating to an offer and sale other than the offer and sale of the Placement Shares hereunder) or (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than a filing made with respect to matters reported solely under Item 9 of Form 8-K), the Company shall furnish or cause to be furnished to CF&Co and to counsel to CF&Co within four (4) Business Days thereafter a written opinion of Manatt, Phelps and Phillips, LLP, counsel to the Company (“Company Counsel”) and/or a written opinion of DLA Piper Rudnick Gray Cary US LLP (“Special Counsel”) dated the date of effectiveness of such amendment, or the date of filing with the SEC of such supplement or other document, as the case may be, in substantially the forms attached hereto as Exhibit 8(e)(1) (for the date of effectiveness of the Registration Statement) and Exhibit 8(e)(2) (for subsequent dates), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. CF&Co covenants that it shall not make any offer or sale of Placement Shares pending receipt by CF&Co of any opinion of Company Counsel or Special Counsel required by this Section 7(o). The Company shall notify CF&Co in the event that any delivery required by this section shall not be timely made, which notice shall include the anticipated date of delivery.

(p) On the date that the Registration Statement is declared effective and each time that the Registration Statement is amended or the Prospectus supplemented to include additional amended financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional amended financial information (but excluding any amendment to the Registration Statement or supplement to the Prospectus directly relating to an offer and sale other than the offer and sale of the Placement Shares hereunder), the Company shall cause its independent accountants to furnish CF&Co within four (4) Business Days thereafter a letter (the “Comfort Letter”), dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the SEC, as the case may be, in form and substance satisfactory to CF&Co, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the SEC, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. CF&Co covenants that it shall not make any offer or sale of Placement Shares pending receipt by CF&Co of any Comfort Letter required by this Section 7(p). The Company shall notify CF&Co in the event that any delivery required by this section shall not be timely made, which notice shall include the anticipated date of delivery. Notwithstanding the foregoing provisions of this Section 7(p), the Company shall not be required to provide a Comfort Letter hereunder if the Company does not intend to issue Placement Shares during the period for which such Comfort Letter would otherwise be required, provided, however, that, the Company shall provide CF&Co with a Comfort Letter if it subsequently desires to issue Placement Shares during such period. The delivery of such a Comfort Letter to CF&Co. shall be a condition precedent to the giving of a valid Placement Notice and, with respect to any such period, the issuance of Placement Shares by the Company.

(q) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than CF&Co.

(r) The Company acknowledges and agrees that CF&Co has informed the Company that CF&Co may, to the extent permitted under the Act and the Exchange Act, purchase and sell shares of Stock for its own account at the same time as Placement Shares are being sold by the Company pursuant to this Agreement, provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by CF&Co.

(s) The Company will actively take reasonable steps to ensure that it will be in compliance with applicable provisions of the Sarbanes-Oxley Act and rules and regulations promulgated thereunder upon the effectiveness of such provisions.

8. Conditions to CF&Co’s Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:

(a) The Registration Statement shall have become effective and shall be available for the resale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by CF&Co and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b) None of the following events shall have occurred: (i) receipt by the Company of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) CF&Co shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co’s opinion is material, or omits to state a fact that in CF&Co’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the SEC prior to the date of this Agreement (including with respect to any documents incorporated by reference in the Prospectus), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change in the authorized capital stock of the Company.

(e) CF&Co shall have received the opinion of Company Counsel and/or Special Counsel required to be delivered pursuant Section 7(o) on or before the date on which delivery of such opinion is required pursuant to Section 7(o).

(f) [Intentionally Omitted]

(g) CF&Co shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which delivery of such opinion is required pursuant to Section 7(p).

(h) [Intentionally omitted]

(i) The Placement Shares shall have been duly listed, subject to notice of issuance, on the NYSE, and trading in any type of Stock shall not have been suspended on such market.

(j) The Company shall have furnished to CF&Co such appropriate further information, certificates and documents as CF&Co may reasonably request from time to time; provided, however, any information that is deemed by the Company to be confidential will be subject to the execution and delivery of non-disclosure agreements in favor of the Company.

(k) There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with CF&Co (a “CF&Co Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which CF&Co, or any such person, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances in which they were made, not misleading or (iii) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly by an untrue statement or omission made in reliance on and in conformity with information relating to CF&Co and furnished in writing to the Company by CF&Co expressly stating that such information is intended for inclusion in any document described in clause (a)(i) above; provided however that the indemnity provision contained in this Section 9(a) shall not inure to the benefit of CF&Co, any CF&Co directors, officers, partners, employees or agents or any CF&Co Affiliate with respect to any person asserting such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or supplement or amendment thereto prepared with the consent of CF&Co and furnished to CF&Co, prior to CF&Co providing written confirmation of the sale of the Placement Shares to such person, corrected any such alleged untrue statement or omission and if CF&Co failed to send or give a copy of the Prospectus or supplement or amendment thereto to such person at or prior to providing written confirmation of the sale of Placement Shares to such person; provided, further that the foregoing proviso shall not apply to At-The-Market sales wherein the Company failed to send or give a copy of the Prospectus or supplement or amendment thereto to the NYSE or other exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) CF&Co agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with Company (a “Company Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information and relating to CF&Co furnished to the Company by CF&Co expressly stating that such information is intended for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that CF&Co might otherwise have.

(c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party determines (based on advice of counsel to the indemnified party) that there is an actual and material conflict of interests between the indemnified party and the indemnifying party in connection with such action (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 9(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which it is entitled to reimbursement pursuant to this Section 9(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, at least five days prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or CF&Co, the Company and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than CF&Co, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and CF&Co on the other. The relative benefits received by the Company on the one hand and CF&Co on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by CF&Co from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and CF&Co, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or CF&Co, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c)

hereof. Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Act, and any officers, directors, partners, employees or agents of CF&Co, will have the same rights to contribution as that party, and each officer and director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d). Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 and the warranties and representations of the Company contained in Section 6 or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of CF&Co, or any person who controls CF&Co within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive the sale and delivery of the Placement Shares.

11. Termination.

(a) CF&Co shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) there has been since the respective dates as of when information is given in the Registration Statement any material adverse change in the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company which, in the reasonable judgment of CF&Co, may materially impair the investment quality of the Placement Shares, (ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform in any material respect any agreement on its part to be performed hereunder, (iii) any other condition of CF&Co’s obligations hereunder is not fulfilled in any material respect, (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the NYSE, or any setting of minimum prices for trading of the Placement Shares or in securities generally on such exchange, shall have occurred, (v) any banking moratorium shall have been declared by federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the sole judgment of CF&Co, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Placement Shares to be sold by CF&Co on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17

hereof shall remain in full force and effect notwithstanding such termination. If CF&Co elects to terminate this Agreement as provided in this Section, CF&Co shall provide the required notice as specified herein.

(b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time following the period of twelve (12) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) At any time following the period of twelve (12) months from the date of this Agreement, CF&Co shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b) or (c) above, or all of the Placement Shares shall have been sold pursuant to this Agreement, at which time this Agreement shall terminate, or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to CF&Co, shall be delivered to CF&Co at Cantor Fitzgerald & Co., 135 East 57 Street, New York, New York 10022, fax no. (212) 829-4972, Attention: Marc J. Blazer, ITD-Investment Banking, with a copy to General Counsel at the same address, with a copy to DLA Piper Rudnick Gray Cary US LLP, 1251 Avenue of the Americas, New York, New York 10020, fax no. (212) 835-6001, Attention: Dean M. Colucci, Esq.; or if sent to the Company, shall be delivered to Anworth Mortgage Asset Corporation, 1299 Ocean Avenue Corporation, Suite 250, Santa Monica, CA 90401, fax no. (310) 434-0070, attn: Chief Financial Officer, with a copy to Mannatt, Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles, California 90064, fax no. (310) 914-5712, attn: Mark J. Kelson, Esq. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m. (eastern time) on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the city of New York are open for business.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and CF&Co and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign it rights or obligations under this Agreement without the prior written consent of the other party, provided, however, that CF&Co may assign its rights and obligations hereunder to an affiliate of CF&Co without obtaining the Company’s consent, provided, further, that the Company may terminate this Agreement at any time following any such assignment by CF&Co.

14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement (including, without limitation, the Maximum Amount) shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

15. Entire Agreement; Amendment; Severability. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and CF&Co. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company and CF&Co each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

If the foregoing correctly sets forth the understanding between the Company and CF&Co, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and CF&Co.

Very truly yours,

ANWORTH MORTGAGE ASSET CORPORATION

By:
Lloyd McAdams
Chief Executive Officer

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:
Stephen Merkel
Executive Managing Director

SCHEDULE 1

CANTOR FITZGERALD & CO.

135 East 57 Street

New York, New York 10022

                         , 200

Mr. Lloyd McAdams

Chief Executive Officer

Anworth Mortgage Asset Corporation

1299 Ocean Avenue, #250

Santa Monica, CA 90401

VIA FACSIMILE

FORM OF PLACEMENT NOTICE

Dear Lloyd:

This confirms our agreement to sell                      Placement Shares of Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”) of (check one):

     common stock, par value $0.01 per share (“Common Placement Shares”).

     8.625% Series A cumulative preferred stock (liquidation preference $25.00 per share) (“Preferred Placement Shares”).

pursuant to the Amended and Restated CONTROLLED EQUITY OFFERINGSM Sales Agreement executed between the Company and Cantor Fitzgerald & Co. (“CF&Co”) on January 19, 2005 (the “Agreement”). Terms used herein but not defined herein shall have the meanings set forth in the Agreement.

Number of Placement Shares to be Sold:

Minimum Price at which Share may be Sold:

Period during which Shares may be Sold:

Underwriting Discount/Commission:

Manner and capacity in which shares are to be Sold :

By executing this draw down notice, the parties agree to comply with the aforementioned agreements, and to execute the transaction as described herein:

Placements. The terms set forth in this Placement Notice will not be binding on the Company or CF&Co unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an “Acceptance”); provided, however, that neither the Company nor CF&Co will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co an Acceptance with respect thereto prior to 4:30 p.m. (eastern time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Company. In the event of a conflict between the terms of the Sales Agreements and the terms of a Placement Notice, the terms of this Placement Notice will control.

Sale of Placement Shares by CF&Co. Subject to the terms and conditions of the Agreement, upon the acceptance by the Company of a Placement Notice by delivery of an Acceptance to CF&Co, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of the Agreements, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the NYSE rules to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.

CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the prices at which the Placement Shares were sold, the gross proceeds for such sales, the compensation payable by the Company to CF&Co with respect to such sales, and the Net Proceeds (as defined below) payable to the Company.

CF&Co may sell any Placement Shares pursuant to the Plan of Distribution set forth in the Company’s Registration Statements on Forms S-3 (Reg. No. 333-            ), as the same may be amended and supplemented from time to time, which cover sale of securities in accordance with the Agreement, except if a specific method is set forth on the first page of this Placement Notice, in which case CF&Co may sell the Placement Shares only in accordance with that method. The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the NYSE rules to sell such Placement Shares. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against CF&Co unless it is made to one of the individuals named on Schedule 2 to the Agreement, as such Schedule may be amended from time to time upon written notice to the Company.

Settlement of Placement Shares. Unless otherwise specified herein settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold (“Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) CF&Co’s Commission with respect to such sales, (ii) amounts due and payable for the reasonable fees and expenses of CF&Co’s legal counsel pursuant to Section 7(h) of the Agreement, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co’s or its designee’s account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, CF&Co will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) of the Agreements, it will hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company; provided, that under no circumstances will CF&Co be entitled to any Commission in connection with such default.

Very truly yours,

CANTOR FITZGERALD & CO.

By:
Marc J. Blazer
Managing Director

By executing this Acceptance the undersigned certifies that (i) all of the representations and warranties contained in the Agreement are true and correct (x) on the date hereof as if made on the date hereof, (y) on the date that the Registration Statement is declared effective, as if made on such date, and (z) since the date of the most recent prior Placement Notice, the date on which the Registration Statement was amended or the Prospectus was supplemented, in each case including any filing or document incorporated by reference therein (other than (i) matters reported solely under Item 9 of Form 8-K, (ii) any supplement containing solely information provided by CF&Co pursuant to Section 7(m) of the Agreement, and (iii) any amendment to the Registration Statement or supplement to the Prospectus relating directly to an offer and sale other than the offer and sale of the Placement Shares), as if made on such dates, (ii) the Board of Directors has approved the terms and conditions of this Placement Notice, (iii) the Company is in full compliance in all material respects with its obligations under the Agreement and (iv) all of the conditions precedent to the consummation of the sales contemplated by this Placement Notice has been satisfied. The undersigned undertakes to promptly CF&Co in the event that the above certification shall cease to be true and correct during any period in which sales may be made under this Placement Notice.

ACCEPTED as of the date

first-above written:

ANWORTH MORTGAGE ASSET CORPORATION

By:
Lloyd McAdams
Chief Executive Officer

SCHEDULE 2

Phil Marber

Marc J. Blazer

Jeffrey Lumby

Patrice McNicoll

Exhibit 8(e)(1)

Matters to be covered by initial Company Counsel Opinion

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and to execute the Sales Agreement and to perform its obligations under the Sales Agreement. Each Subsidiary has been duly organized and is validly existing in good standing under the state of its organization with full power and authority to own its properties and conduct its business as described in the Prospectus.

(ii) The execution, delivery and performance of the Sales Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Sales Agreement has been duly executed and delivered by the Company.

(iii) The Sales Agreement constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws and concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 of the Sales Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws.

(iv) The Company’s execution and delivery of, and performance of its obligations on or prior to the date of this opinion under, the Sales Agreement do not (i) violate the Company’s charter documents or bylaws, (ii) violate, breach or result in a default under, any existing obligation of the Company under any agreement filed as an exhibit or incorporated by reference in the Company’s most recent report on Form 10-K or in the Prospectus, or (iii) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any California or federal court or governmental entity binding on the Company, or (iv) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company, except, with respect to (ii), (iii) and (iv) above, for breaches, violations, defaults, liens, charges, claims or encumbrances that would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition of the Company.

(v) The Placement Shares, when issued and sold by the Company pursuant to a Placement Notice issued in accordance with the terms of the Sales Agreement, will be duly authorized, and, when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Sales Agreement and a Placement Notice, will be validly issued, fully paid and nonassessable.

(vi) The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or, to our knowledge, threatened and, to our knowledge, no proceedings for that purpose have been instituted by the Commission.

(vii) The Registration Statement, on the date it was filed, and the Prospectus and any amendment or supplement thereto, on the date of filing with the Commission, appeared on their respective faces to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder (except as to the financial statements and other financial and statistical data contained or incorporated by reference therein, as to which we express no opinion).

(viii) The discussion under the captions “Risk Factors—Risks Related to REIT Compliance and Other Matters” and “Certain Federal Income Tax Considerations” in the Prospectus, to the extent it constitutes descriptions of legal matters or legal conclusions, is accurate in all material respects.

(ix) We do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus which is not filed or described as required.

In addition, in connection with our participation in the preparation of the Registration Statement and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and do not assume, any responsibility for such accuracy, completeness or fairness. However, on the basis of our review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, and relying as to materiality to a large extent upon opinions of officers and other representatives of the Company, nothing has come to our attention which leads us to believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and nothing has come to our attention which leads us to believe that the Prospectus on the date hereof, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we express no opinion or belief as to any document filed by the Company under the Securities Exchange Act of 1934, as amended, whether before or after the effective date of the Registration Statement, except to the extent that any such document is a document incorporated by reference therein read together with the Registration Statement or the Prospectus and considered as a whole, nor do we express any opinion or belief as to the financial statements and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus or any document incorporated by reference therein.

Exhibit 8(e)(2)

Matters to be covered by subsequent Company Counsel Opinions

(i) The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or, to our knowledge, threatened and, to our knowledge, no proceedings for that purpose have been instituted by the SEC.

(ii) The Registration Statement, on the date it was filed, and the Prospectus and any amendment or supplement thereto, on the date of filing with the Commission, appeared on their respective faces to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Securities Act and the rules and regulations thereunder (except as to the financial statements and other financial and statistical data contained or incorporated by reference therein, as to which we express no opinion).

In addition, in connection with our participation in the preparation of the Registration Statement and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and do not assume, any responsibility for such accuracy, completeness or fairness. However, on the basis of our review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, and relying as to materiality to a large extent upon opinions of officers and other representatives of the Company, nothing has come to our attention which leads us to believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and nothing has come to our attention which leads us to believe that the Prospectus on the date hereof, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we express no opinion or belief as to any document filed by the Company under the Securities Exchange Act of 1934, as amended, whether before or after the effective date of the Registration Statement, except to the extent that any such document is a document incorporated by reference therein read together with the Registration Statement or the Prospectus and considered as a whole, nor do we express any opinion or belief as to the financial statements and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus or any document incorporated by reference therein.